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The following amendments to the 1998 Incentive Stock Option Plan ("Plan") for
Boss Holdings, Inc. (f/k/a Vista 2000, Inc.) ("Company") were adopted and approved at the annual meeting of shareholders of the Company on May 23, 2000:

1. The first paragraph of Section 3 of the Plan (Stock Subject to the Plan) was amended to read in its entirety as follows:

    "Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is 285,000 shares of Common Stock (post 25:1 reverse stock split). The shares may be authorized, but unissued, or reacquired Common Stock."

2.  The following new paragraph 20 was added to the Plan:

    "20.    ACCELERATED VESTING SCHEDULE

    Notwithstanding the foregoing, Shares subject to an Option shall vest as to all Shares then subject to the Option upon the occurrence of any of the following events:

    (i) a transaction (or series of transactions occurring within a 60-day period or pursuant to a plan approved by the Board or shareholders of the Company) occurs that has the result that stockholders of the Company immediately before such transaction cease to own directly or indirectly at least 51% of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

    (ii) all or substantially all of the assets of the Company shall be sold or otherwise disposed of, except that an Option shall not vest as to all Shares then subject to such Option if, after such sale or disposition: (a) the shareholders of the Company immediately prior to such transaction continue to own at least 51% of the voting stock of the entities that acquired 50% or more in value of the assets of the Company so sold or conveyed; and (b) the acquiring entity agrees to assume the obligations of the Company under this Agreement; or

    (iii) the occurrence of a merger, consolidation or other reorganization of the Company under the terms of which the surviving entity does not assume the obligations of the Company under this Agreement."

Acknowledged by the undersigned officer of the Company, effective as of May 23, 2000.



    /s/  James F. Sanders
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    James F. Sanders, Secretary